UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert M. Junkroski as Chief Financial Officer

On September 17, 2012, Robert M. Junkroski informed the Board of Directors of Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) of his decision to step down as the Company’s Chief Financial Officer effective October 1, 2012. It is anticipated that Mr. Junkroski will remain employed with the Company until November 1, 2012 to assist with the transition of his responsibilities. The Company and Mr. Junkroski are in the process of negotiating an employment separation agreement and release, the final terms of which will be disclosed in a future Form 8-K filing.

The Company’s Board of Directors is currently identifying a candidate to succeed Mr. Junkroski as the Company’s Chief Financial Officer.

Resignation of Surendra Saboo as President and Chief Operating Officer

On September 17, 2012, Surendra Saboo informed the Company’s Board of Directors of his decision to step down as the Company’s President and Chief Operating Officer effective October 1, 2012. It is anticipated that Dr. Saboo will remain employed with the Company until November 1, 2012 to assist with the transition of his responsibilities. The Company and Dr. Saboo are in the process of negotiating an employment separation agreement and release, the final terms of which will be disclosed in a future Form 8-K filing.

The Company’s Board of Directors is not currently planning to hire a successor to fill Dr. Saboo’s positions.

On September 20, 2012, we publicly announced the departures of Mr. Junkroski and Dr. Saboo in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: September 20, 2012	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued September 20, 2012.